Exhibit 21

The following are subsidiaries of The Bear Stearns Companies Inc. as of November 30, 2002 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

                                                  Jurisdiction of Incorporation/
Subsidiary                                        Organization
-----------------------------------------------   ------------------------------

Bear, Stearns & Co. Inc.                          Delaware

Bear, Stearns Securities Corp.                    Delaware

Bear, Stearns International Limited               United Kingdom

Bear Stearns Capital Markets Inc.                 Delaware

Bear Stearns Mortgage Capital Corporation         Delaware

EMC Mortgage Corporation                          Delaware

Bear Stearns Forex Inc.                           Delaware

Custodial Trust Co.                               New Jersey

Bear Stearns Bank plc                             Ireland

Bear Stearns Financial Products Inc.              Delaware

Bear Stearns Global Lending Limited               Cayman Islands